UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported)  FEBRUARY  11,  2005

                                 PIZZA INN, INC.
             (Exact name of registrant as specified in its charter)

          MISSOURI                    0-12919               47-0654575
   (State or other jurisdiction of incorporation) (Commission File Number) (IRS
                          Employer Identification No.)

                 3551 PLANO PARKWAY, THE COLONY, TEXAS     75056
          (Address of principal executive offices)          (Zip Code)

Registrant's  telephone  number,  including  area  code  (469)  384-5000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On February 11, 2005, the Company and Wells Fargo Bank, National Association ("Wells Fargo") entered into a Second Amendment to Third Amended and Restated Loan Agreement and Amendment to Real Estate Note amending the Company's existing revolving credit and term loan agreements with Wells Fargo. The amendment provides for a $3.0 million revolving credit line that will expire December 23, 2005, replacing a $4.0 million credit line that was due to expire October 1, 2005. Additionally, the amendment modifies the interest rates and certain financial covenants for the revolving credit and term loans. Interest is provided for on the revolving credit loan at a rate equal to prime plus 0.50%, or, at the Company's option, at the LIBOR rate plus 2.75%. Interest is provided for on the term loan at prime rate or the LIBOR rate plus 2.25%, at the Company's option.




ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (C)     EXHIBITS.


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------
99.1 Second Amendment to Third Amended and Restated Loan Agreement and Amendment ---- to Real Estate Note dated February 11, 2005, to be effective as of December
     26,  2004  (furnished  herewith  and  incorporated  herein  by  reference)

99.2      Eighth  Amended  and Restated Revolving Credit Note dated February 11,
----- 2005, to be effective as of December 26, 2004 (furnished herewith and incorporated herein by reference)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Pizza  Inn,  Inc.

Date:  February 15,  2005                    By: /s/ Rod J. McDonald
                                               Name: Rod J. McDonald
                                              Title: Secretary